As filed with the Securities and Exchange Commission on March 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solazyme, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-1077078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Gateway Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices)

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plan)

Paul T. Quinlan

General Counsel

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

Telephone: (650) 780-4777

Facsimile: (650) 989-6700

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
- To be issued under the 2011 Equity Incentive Plan	4,086,703(2)	$1.645 (3)	$6,722,627	$677
- To be issued under the 2011 Employee Stock Purchase Plan	817,340(4)	$1.39825 (5)	$1,142,846	$116
Total	4,904,043		$7,865,473	$793

(1)	In the event of a stock split, stock dividend or similar transaction involving Solazyme, Inc.’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents an automatic increase in the number of shares available for issuance under the Registrant’s 2011 Equity Incentive Plan equal to 5% of 81,734,078 shares, the total outstanding shares of the Registrant as of December 31, 2015. This automatic increase was effective as of January 1, 2016.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on March 10, 2016.
(4)	Represents an automatic increase in the number of shares available for issuance under the 2011 Employee Stock Purchase Plan (the “2011 ESPP”) equal to 1% of 81,734,078 shares, the total outstanding shares of the Registrant as of December 31, 2015. This automatic increase was effective as of January 1, 2016.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon 85% of the average of the high and low sales prices of the Registrant’s Common Stock as reported by the Nasdaq Global Select Market on March 10, 2016. Pursuant to the 2011 ESPP, the purchase price of a share is 85% of the fair market value of the Registrant’s Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 14, 2016 pursuant to the Exchange Act;

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35189), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act, on May 24, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s amended and restated certificate of incorporation (the “Certificate”) and amended and restated bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, which prohibits the Certificate from limiting the liability of the Registrant’s directors for the following:

•	breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful stock purchases or redemptions, and

•	any transaction from which a director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Certificate does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of nonmonetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Bylaws, the Registrant is empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

In addition to the indemnification required in the Certificate and the Bylaws, the Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements provide for the indemnification of the Registrant’s directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. The Registrant believes that the provisions in the Certificate, the Bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. Furthermore, the Registrant has obtained director and officer liability insurance to cover liabilities its directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

4.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2011 Equity Incentive Plan	S-1	333-172790	May 4, 2011	10.3

99.2	2011 Employee Stock Purchase Plan	S-1	333-172790	May 4, 2011	10.4

ITEM 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

(2)	That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, California, on this 14th day of March, 2016.

SOLAZYME, INC.

By:	/s/ Tyler W. Painter
Name:	Tyler W. Painter
Title:	Chief Financial Officer & Chief Operating Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jonathan S. Wolfson, Tyler W. Painter and Paul T. Quinlan each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan S. Wolfson	Chief Executive Officer and Chairman of the Board	March 14, 2016
Jonathan S. Wolfson	(Principal Executive Officer)

/s/ Tyler W. Painter	Chief Financial Officer & Chief Operating Officer	March 14, 2016
Tyler W. Painter	(Principal Financial and Accounting Officer)

/s/ Michael V. Arbige	Director	March 14, 2016
Michael V. Arbige

/s/ Ian T. Clark	Director	March 14, 2016
Ian T. Clark

/s/ Jerry Fiddler	Director	March 14, 2016
Jerry Fiddler

/s/ James C. Craigie	Director	March 14, 2016
James C. Craigie

/s/ Gary Pfeiffer	Director	March 14, 2016
Gary Pfeiffer

Director
Irene Chang Brill

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

4.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2011 Equity Incentive Plan	S-1	333-172790	May 4, 2011	10.3

99.2	2011 Employee Stock Purchase Plan	S-1	333-172790	May 4, 2011	10.4